Exhibit 99.1

ANNUAL MEETING OF STOCKHOLDERS OF LANDMARK APARTMENT TRUST

OF AMERICA, INC.

JUNE 5, 2013

REPORT OF INSPECTOR OF ELECTIONS

The undersigned, having been duly appointed as the Inspector of Elections for the Annual Meeting of Stockholders of Landmark Apartment Trust of America, Inc. (the “Company”) held this 5th day of June, 2013 (the “Meeting”), does hereby report as follows:

(1)	Pursuant to such appointment I executed my oath of office and duly delivered the same to the secretary at the Meeting.

(2)	I inspected the certified list of stockholders of the Company as of the record date of April 19, 2013 prepared by me, and certify that the shares of common stock and preferred stock (collectively, the “Stock”) of the Company outstanding and entitled to vote at the Meeting represented 34,335,328 votes, of which 21,743,484 shares were common stock representing 21,743,484 votes and 6,000,000 shares were preferred stock, representing 12,591,844 votes.

(3)	I tallied the number of stockholders present at the Meeting in person and by proxy and certify that there were present at the Meeting holders of Stock representing 22,902,799.76 votes, of which there were holders of 12,636,536.76 shares of common stock representing 12,636,536.76 votes and 5,000,000 shares of preferred stock representing 10,266,263 votes. Accordingly, a quorum of Stock was present or represented by proxy at the Meeting.

(4)	I was requested to take and count the ballots cast for and against the following proposals, and having taken and counted such ballots, report as follows:

The voting on Proposal 1 as set forth in the Proxy Statement is as follows:

Aggregate Votes Cast For	% of Votes Entitled to be Cast	Aggregate Votes Cast Against	% of Votes Entitled to be Cast	Aggregate Abstentions	% of Votes Entitled to be Cast
21,768,289.46	63.40	380,566.48	1.11	753,943.82	2.20

The voting on Proposal 2 as set forth in the Proxy Statement is as follows:

Aggregate Votes Cast For	% of Votes Cast	Aggregate Votes Cast Against	% of Votes Cast	Aggregate Abstentions	% of Votes Cast
21,665,050.19	94.60	550,829.34	2.41	686,857.23	3.00%

The voting on Proposal 3 as set forth in the Proxy Statement is as follows:

Director	Aggregate Votes Cast For	% of Votes Cast	Aggregate Votes Withheld	% of Votes Cast
Joseph G. Lubeck	22,101,700.11	96.50	801,099.66	3.50
Stanley J. Olander, Jr.	22,038,371.85	96.23	864,427.92	3.77
Andrea R. Biller	22,075,183.6	96.39	827,616.16	3.61
Glenn W. Bunting, Jr.	22,047,156.16	96.26	855,643.60	3.74
Robert A.S. Douglas	22,103,185.49	96.51	799,614.27	3.49
Ronald D. Gaither	22,097,864.28	96.49	804,935.48	3.51
Robert A. Gary, IV	22,054,073.68	96.29	848,726.08	3.71
Edward M. Kobel	22,097,226.31	96.48	805,573.45	3.52
Michael Salkind	22,097,200.9	96.48	805,598.86	3.52

Inspector of Elections:
Michael Hugyo

/s/ Michael Hugyo
Date: June 5, 2013